Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032 and 333-143063) of Baxter International Inc. of our report dated June 25, 2007, relating to the financial statements of Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2007